SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 28, 2006

TANK SPORTS, INC.
(Exact name or registrant as specified in its charter)

California	333-129910	95-4849012
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

10925 Schmidt Road
El Monte, California 91733
(Address of Principal Executive Offices, Including Zip Code)

(626) 350-4039
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement

On December 28th, 2006, we entered into a Stock Purchase Agreement (the “Agreement”) with Darin and Michelle Oreman, Hexagon Financial, LLC and Low Price.com, Inc., an Arizona coproration d/b/a RedCat Motors (“Redcat”) whereby we agreed to purchase 100% of the common stock of RedCat. Upon the closing of the transaction, we have agreed to make a $1,600,000 capital contribution to Redcat which will be immediately used to pay off the current debt of Redcat. The capital contribution will be made in common stock, cash or a combination of both as follows:

$1,600,000 in cash, or $1,000,000 cash, along with an additional $600,000 in cash, upon completion of a successful $5,000,000 private placement by us on or before January 31, 2007. If our private placement fails to raise the maximum offering amount, we will pay $1,000,000 minimum in cash and an additional $600,000 in a combination of cash and stock..

The closing of the stock purchase shall be on or before January 31, 2007.

Item 9.01 Financial Statements and Exhibits

a) Financial Statements
None

b) Exhibits
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANK SPORTS, INC.

Date: January 2, 2007	By:	/s/ Jing Jing Long
Jing Jing Long
Title: Principal Executive Officer